As filed with the Securities and Exchange Commission on March 17, 2025

Registration No. 333-279954

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 5

TO

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

X3 HOLDINGS CO., LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 412, Tower A, Tai Seng Exchange

One Tai Seng Avenue

Singapore 536464

Tel: +65-8038-6502

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue

Suite 204

Newark, Delaware 19711

+302-738-6680

(Name, address including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

X3 Holdings Co., Ltd. is filing this Amendment No. 5 (this “Amendment No. 5”) to its registration statement on Form F-3 originally filed on June 5, 2024, as amended on June 14, 2024, December 13, 2024, February 18, 2025 and March 4, 2025, respectively (the “Registration Statement”), as a filing solely to file (i) a form of indenture, which filed herewith as Exhibit 4.5 (the “Form of Indenture”); (ii) an updated consent of Onestop Assurance PAC, which filed herewith as Exhibit 23.1 (the “Consent”); and (iii) to make the following revisions on page 15 in the Registration Statement, marked with additions underlined and deletions in strikethrough:

DESCRIPTION OF CAPITAL SHARE

General

As of the date of this prospectus, there are 13,721,064 Class A ordinary shares issued and outstanding and 12,195 Class B ordinary shares issued and outstanding. The following are summaries of material provisions of our Seventh Amended and Restated Memorandum and Articles of Association and the Companies Law insofar as they relate to the material terms of our ordinary shares.

*     *     *

Accordingly, this Amendment No. 5 consists only of the facing page, this explanatory note (including the revisions on page 15 in the Registration Statement), Item 9 of Part II of the Registration Statement, the signature pages to the Registration Statement, the Form of Indenture filed herewith as Exhibit 4.5 and the Consent filed herewith as Exhibit 23.1. Save as the above, the remainder of the Registration Statement is unchanged and has been omitted from this Amendment No. 5.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 9. Exhibits

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
1.1**	Form of Underwriting Agreement

4.1**	Form of Debt Securities

4.2**	Form of Warrant Agreement, if any, including form of Warrant

4.3**	Form of Preferred share Certificate of Designation

4.4**	Form of Right Certificate

4.5*	Form of Indenture

5.1***	Opinion of Conyers Dill & Pearman

23.1*	Consent of Onestop Assurance PAC

23.2***	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)

24.1*	Power of Attorney (see signature page of this registration statement)

107***	Calculation of Filing Fee Table

*	Filed herewith.

**	To be filed by amendment or as an exhibit to a filing with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934 and incorporated by reference in connection with the offering of securities to the extent required for any such offering.

***	Previously filed.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on March 17, 2025.

X3 HOLDINGS CO., LTD.

By:	/s/ Stewart Lor
Stewart Lor
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose individual signature appears below hereby authorizes and appoints Stewart Lor with full power of substitution and resubstitution and full power to act, as his true and lawful attorney-in-fact and agent to act in his name, place and stead, and to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file any and all amendments to this registration statement, any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agents, and each of them, or any substitute or substitutes for each of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, the following persons in the capacities and on the dates indicated have signed this registration statement below.

Signature	Title	Date

/s/ Stewart Lor	Chief Executive Officer, President and Chairman of the Board	March 17, 2025
Stewart Lor	(Principal Executive Officer)

/s/ Yuxia Xu	Chief Financial Officer and Chief Operating Officer	March 17, 2025
Yuxia Xu	(Principal Accounting and Financial Officer)

/s/ Wei Jiang	Independent Director	March 17, 2025
Wei Jiang

/s/ Ruizhong Jiang	Independent Director	March 17, 2025
Ruizhong Jiang

/s/ Phillip Tao Qiu	Independent Director	March 17, 2025
Phillip Tao Qiu

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America of X3 Holdings Co., Ltd., has signed this registration statement thereto in Newark, DE on March 17, 2025.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

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